Exhibit 10.20


                           ELANTEC SEMICONDUCTOR, INC.

                  STOCKING INDEPENDENT REPRESENTATIVE AGREEMENT

         This Stocking Independent Representative Agreement (this "Agreement") is made and entered into as of August 1, 1996 (the "Effective Date") by and between Elantec Semiconductor, Inc., a Delaware corporation maintaining its principal place of business at 1996 Tarob Court, Milpitas, California 95035 ("Elantec"), and Microtek, Inc. a [corporation/partnership/sole proprietorship] organized under the laws of Japan with its principal place of business located at 2-7-5 Izumi, Suginami-Ku, Tokyo 168.

                                    RECITALS

A. Elantec designs, manufactures and sells certain hybrid and monolithic integrated circuit products, including the products listed in Exhibit A hereto, as it may be amended from time to time (the "Elantec Products").

B. Elantec and Representative desire that Representative act as a stocking independent manufacturer's representative for the promotion and sale of Elantec Products under the terms and conditions set forth below.

The parties hereto agree as follows:

         1.       Appointment as Stocking Independent Representative of Elantec.

                  (a) Appointment. Elantec hereby appoints Representative, and Representative hereby accepts such appointment, as its non-exclusive stocking independent manufacturer's representative for the limited purposes of (i) identifying prospective purchasers and promoting the sale of, and soliciting orders for, Elantec Products in and limited to the territory described in Exhibit B attached hereto (the "Territory"), and (ii) distribution of Elantec Products in the Territory.

                  (b) Limitations. This appointment authorizes Representative to solicit orders of Elantec Products only within the Territory. Representative has no authority to, and agrees that it will not solicit, directly or indirectly, orders of Elantec Products outside of the Territory.

                  (c) Independent Contractors. Representative's relationship with Elantec during the term of this Agreement will be that of an independent contractor. Representative will not have, and will not represent that it has, any authority to bind Elantec, to assume, or create any obligation, express or implied, to enter into any agreements, or to make any warranties or representations, on behalf of Elantec or in Elantec's name other than as expressly authorized herein.

                  (d)      Elantec's Reserved Rights.

                           (i) Elantec  Accounts.  Elantec reserves the right to
sell Elantec Products directly to those customers in the Territory designated as "Elantec Accounts" and listed in Exhibit C hereto, and Representative agrees that it will not be entitled to receive any commission in connection with the sale of Elantec Products to Elantec Accounts. Elantec further reserves the right from time to time and in its sole discretion to designate additional Elantec Accounts.

                           (ii) In General.  Elantec further  reserves the right
and privilege to solicit and make sales of its products directly to anyone anywhere, including without limitation end-users and other distributors, without being obligated or liable to Representative in any manner or on account of any such solicitation or sale.


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

                           (iii) OEM Orders.  While it is Elantec's usual policy
not to accept orders from OEM customers in quantities fewer than 100 units per item, but to refer such orders to its distributors, Elantec reserves the right to fill any such OEM orders directly, at its sole discretion.

                           (iv) Changes in Elantec  Products.  Elantec  reserves
the right, from time to time, in its sole discretion and without liability to Representative, to add to or delete from the list of Elantec Products which Representative is authorized to promote and sell

         2. Obligations of Representative. Representative warrants and represents to and agrees with Elantec that Representative has, and during the term of this Agreement will continue to maintain, the capacity, facilities and personnel necessary to perform such functions as are required to carry out its obligations under this Agreement, that it is ready and willing to do so, and in particular that:

                  (a) Marketing Efforts. Representative will use its best efforts to (i) vigorously and aggressively promote and solicit orders for Elantec Products within the Territory in accordance with the terms and policies of Elantec as announced from time to time, and (ii) satisfy those reasonable criteria and policies with respect to Representative's obligations under this Agreement developed and announced by Elantec from time to time. Representative, at its expense, will take an active part in Elantec's sales programs and participate in distributor product training courses.

                  (b) Advertising Obligations. Representative will aggressively advertise Elantec Products in the Territory, provided that Representative will not use advertisements that have not been approved in writing by Elantec.

                  (c) Facilities and Personnel. Representative will provide and maintain, at Representative's expense, (i) a sufficient number of technical and sales personnel having the knowledge and training necessary to inform customers properly concerning the features and capabilities of Elantec Products, and to service and support Elantec Products, and (ii) sufficient sales offices in the Territory to adequately serve the demand for Elantec Products.

                  (d) Customer Responsibilities. Representative will: (i) assist Elantec in locating prospective purchasers of Elantec Products and will provide all pertinent information concerning Elantec Products to prospective purchasers;
(ii) promptly transmit to Elantec all customer inquiries, complaints and other important information Representative obtains from or with respect to such customers; (iii) assist customers in placing orders for Elantec Products and promptly transmit such orders to Elantec for acceptance or rejection by Elantec as set forth in this Agreement; and (iv) assist in expediting deliveries of Elantec Products to purchasers of Elantec Products.

                  (e) Service and Support. Representative will provide prompt pre- and post-sale service and support for all Elantec Products located in the Territory.

                  (f) Adaptation for Local Market. Unless Elantec otherwise agrees in writing, Representative will translate all data sheets and Elantec advertising and promotional materials used in connection with Elantec Products into the language of the Territory. Representative will obtain Elantec's written approval of the translated materials prior to distributing or using any such materials. Representative hereby assigns to Elantec all of its rights in and to all such translated materials, including but not limited to all related copyrights.


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

                  (g) No Competing Products. Representative will not sell during the term of this Agreement any products which Elantec in its sole discretion deems to be competitive with Elantec Products. Representative warrants that Exhibit E hereto lists all of the manufacturers and distributors, and their respective products, that Representative represents as of the Effective Date and, if Representative undertakes to represent any additional manufacturers or distributors, or to promote any additional products of the manufacturers and distributors listed in Exhibit E, Representative will so inform Elantec by written notice within ten (10) days after such undertaking.

                  (h) Meetings and Trade Show Attendance.  Representative  will:
(i) attend, and aggressively promote Elantec Products in such trade shows, conventions and exhibits as Elantec reasonably requests; (ii) attend any sales meetings held by Elantec to which Elantec invites Representative with reasonable notice; and (iii) notify Elantec of Representative's sales meetings and provide Elantec personnel adequate opportunity to provide sales and promotion information regarding Elantec Products in such meetings.

                  (i) Representative Covenants. Representative will: (i) conduct business in a manner that reflects favorably at all times on Elantec Products and the good name, goodwill and reputation of Elantec; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Elantec, Elantec Products or the public; (iii) make no false or misleading representations with regard to Elantec or Elantec Products; (iv) not publish or employ, or cooperate in the publication or employment, of any misleading or deceptive advertising material with regard to Elantec or Elantec Products; (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Elantec Products that are inconsistent with the literature distributed by Elantec; and (vi) not enter into any contract or engage in any practice detrimental to the interests of Elantec.

                  (j) Representative Financial Condition. Representative warrants and represents that it is in good financial condition, solvent and able to pay its bills when due. Representative will maintain and employ in connection with Representative's business under this Agreement such working capital and net worth as may be required in the reasonable opinion of Elantec to enable Representative to carry out and perform all of Representative's obligations and responsibilities under this Agreement; and from time to time, on reasonable notice by Elantec, Representative will furnish such financial reports and other financial data as Elantec may reasonably request as necessary to determine Representative's financial condition.

                  (k) Compliance with Law. Representative will at all times have all necessary legal permits and licenses required by any governmental unit or agency and will comply with all applicable international, national, state, regional and local laws and regulations, including United States export laws, in performing its duties hereunder and in any of its dealings with respect to Elantec Products.

                  (l) Market Conditions. Representative will advise Elantec promptly concerning any market information that comes to Representative's attention respecting Elantec, Elantec Products, Elantec's market position or the continued competitiveness of Elantec Products in the marketplace. Representative will confer from time to time, with and at the request of Elantec, on matters relating to market conditions, sales forecasting and product planning.

                  (m) Costs and Expenses. Except as expressly provided herein or agreed to in writing by Elantec and Representative, Representative will pay all costs and expenses incurred in the performance of Representative's obligation under this agreement.

                  (n) Inventory. Representative will carry a representative inventory of Elantec Products to assure adequate and timely "off-the-shelf" delivery to customers;


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


                  (o) Export. Representative will take all reasonable and necessary precautions to prevent ultimate exportation of Elantec products to countries prohibited by rules or regulations of the United States government, and to obtain all export licensees and other governmental approvals necessary prior to the export of any Elantec Products.

         3.       Obligations of Elantec.

                  (a)   Customer   Information.   Elantec   will   transmit   to
Representative the names and addresses of prospective customers in the Territory from whom Elantec receives inquiries regarding Elantec Products.

                  (b) Marketing and Technical Information. Elantec will provide Representative with marketing and technical information concerning Elantec Products, as well as catalogs, suggested resale price lists, and other sales aids, all in the English language, for the use of Representative, in amounts to be determined by Elantec in its sole discretion. When Elantec so requests and upon termination of this Agreement, Representative shall promptly return all such materials to Elantec in good and usable condition. If Representative fails to return such materials, the cost of such materials shall be deducted from commissions otherwise payable to Representative.

         4.       Forecasts and Records.

                  (a) Forecasts. Within fifteen (15) days after the end of each calendar month, Representative will provide to Elantec a written forecast of orders to be placed for the following four months, by customer and part number, and a written report containing such other information as Elantec may reasonably request from time to time.

                  (b) Records.  Representative  will maintain,  for at least two
(2) years after termination of this Agreement, accurate books and records, including copies of all customer and other correspondence, relating to Representative's performance of its obligations under this Agreement, and will permit examination thereof by Elantec personnel at all reasonable times.

                  (c) Notification. Representative will notify Elantec in writing (i) of any claim or proceeding involving Elantec Products within ten
(10) days after Representative learns of such claim or proceeding and (ii) within thirty (30) days of any change in the management or control of Representative or any transfer of more than twenty-five percent (25%) of Representative's voting control or a transfer of substantially all its assets.

         5.       Customer Orders, Terms of Sale and Billing.

                  (a) Acceptance. No customer order received by Elantec from Representative or directly from any customer of Representative for Elantec Products shall be considered binding unless and until accepted in writing by Elantec, or, if no written acceptance is given by Elantec, unless or until the order is shipped. Representative has no right, power or authority, express or implied to accept any order as binding upon Elantec and Elantec reserves the right to reject any order placed through Representative.


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

                  (b) Terms of Sale. All sales to customers of Representative shall be according to Elantec's prices, terms and conditions in effect at the time of sale. Elantec reserves the right to, in its sole discretion, establish, change, alter or amend its prices, price lists, discount rates, terms and conditions of sale, warranty, delivery and packaging charges, methods of payment and any other matters relating to the sale of Elantec Products without thereby incurring any obligation or liability to Representative.

                  (c) Billing. All Elantec Products for which orders are accepted by Elantec will be shipped and billed by Elantec directly to the customer. All invoice payments shall be made directly to Elantec by the customer.

         6. Representative Compensation. As full consideration for the services of Representative under this Agreement in its capacity as an independent representative, Elantec will pay Representative commissions as set forth below:

                  (a) Criteria for Commissions. Representative is eligible to receive commissions only with respect to orders for Elantec Products placed by customers in the Territory (other than Elantec Accounts), which orders have been accepted by Elantec. Except for those cases in which split commissions are deemed appropriate by Elantec, no commissions be paid on sales to customers located outside of the Territory. Notwithstanding the other provisions of this
Section 6, no commissions will be paid on orders for which Representative, or an entity controlled by Representative or which controls Representative, acts as a distributor. [Representative will also be entitled to receive commissions on distributor point of sales orders (i. e. orders placed by customers in the Territory through authorized Elantec distributors) ("Disti POS").]

                  (b) Commissions on Net Billing Price. As to purchases meeting the criteria of Section 6(a), Elantec will pay Representative commissions at the rate set forth in Exhibit D hereto based upon the "Net Billing Price" of sales of Elantec Products. "Net Billing Price" is defined as the gross selling price of an Elantec Product, not including any repair, support, interest or finance charges, reduced by direct costs associated with the sale of such Elantec
Product, including but not limited to discounts, warehousing allowances, insurance and transportation charges, taxes, rebates, cancellations and returns. [For Disti POS, the gross selling price is based on the price paid to the distributor by the customer.] (e.g., stocking orders for resale as described in Section 7 below.)

                  (c)  Engineering  Services  Commissions.  If  as a  result  of
Representative's efforts Elantec provides engineering services or supplies products other than Elantec Products to customers in the Territory, Elantec will pay Representative commissions at the rate set forth in Exhibit D hereto based on the Net Billing Price of such services or products.

                  (d) Split Commissions. If Elantec, in its sole discretion, determines that the sale of Elantec Products within the Territory is the result of the combined efforts of Representative and any other party or parties, Elantec will allocate a portion of the commission otherwise payable to Representative in respect of such sale to such other party or parties. Elantec shall divide the commission between Representative and the other party or parties in such proportions as Elantec determines to be equitable, and its decision to do so and the manner in which it does so shall be final and binding on all parties involved.

                  (e) Adjustment of Commission Rate. Elantec reserves the right to adjust or eliminate commission rates payable on the sale of Elantec Products on ninety (90) days' prior notice to Representative.

                  (f) Timing of Payment. Subject to the provisions of Section 11(d) below, Elantec will pay representative commissions earned by Representative on sales of Elantec Products no later than the last day of the month following the month in which Elantec receives payment from the customers for the sales to which such commissions relate. For commissions earned on Disti POS, Elantec will pay representative on sales of Elantec Products no later than the last day of the month following the month in which Elantec receives notification from the distributor of the customer shipments to which such commissions relate.


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

                  (g) Refunds. No commission shall be due to Representative, and any commission paid shall be refunded by Representative, with regard to sales of Elantec Products if (i) such Elantec Products are rejected or returned in whole or in part, (ii) any portion of the purchase price for such Elantec Products becomes subject to adjustment or refund or rebate to the customer, or (iii) any portion of the purchase price for such Elantec Products must be returned by Elantec to the customer in connection with any proceeding, whether voluntary or involuntary, involving such customer under any bankruptcy, insolvency or debtor's relief law. Elantec may deduct any amounts owed] Representative to Elantec from any commissions owed by Representative to Elantec from any commissions owed by Elantec to Representative.

         7.       Stocking for Resale.

                  (a) General Terms and Conditions of Sale. The terms and conditions hereof, and Elantec's standard sales terms and conditions as set forth in Elantec's purchase order acknowledgment form and on Elantec's
Distributor Price List shall apply to all sales hereunder. Any additional or different terms and conditions set forth on Representative's forms or otherwise shall be of no effect, even if accepted by Elantec.

                           (i) Elantec shall notify  Representative by Elantec's
standard purchase order acknowledgment form of the estimated shipment dates of the products covered by purchase orders accepted in accordance with the standard terms and conditions. In no event, however, will Elantec be liable for delay or failure to make any shipment or delivery.

                           (ii) The prices to  Representative  for all  products
shall be Elantec's standard distributor prices as set forth on Elantec's Distributor Price List in effect at the time of shipment.

                           (iii) The minimum order quantities shall be Elantec's
standard minimums established from time to time and as in effect at the time Representative's orders are acknowledged.

                           (iv) Terms of payment  shall be net 30 days,  subject
to credit approval by Elantec, payable to Elantec, Inc., at its Milpitas, California office.

                           (v)  Elantec's  prices do not  include  any  federal,
state or local taxes, use, value-added or other taxes, customs duties or similar fees which Elantec may be required to pay or collect upon the sale or delivery of the Elantec products or upon collection of the sales price. Representative agrees to pay all such taxes and fees to Elantec upon Elantec's demand therefor.

                           (vi)   Representative   represents  and  warrants  to
Elantec that all products purchased hereunder are for resale in the ordinary course of Representative's business, and Representative agrees to provide Elantec with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

                           (vii) Elantec reserves and  Representative  grants to
Elantec a purchase money security interest in any and all Elantec products purchased hereunder and the proceeds therefrom to secure the payment of all amounts owed by Representative to Elantec for such products. Elantec is hereby authorized, at its election, to file this Agreement as a security agreement or financing statement with any appropriate government agency necessary to protect such security interest. Upon the request of Elantec, Representative agrees to sign any other form of financial statement or other documents necessary to protect Elantec's security interest in Elantec products as contemplated in this
Section 7(a)(vii).

                           (viii)   Title   to   all   products   purchased   by
Representative and all risk of loss or damage will pass to Representative or to such financing institution or other parties as may have been designated by Representative upon delivery by Elantec of such products to the carrier or to Representative, whichever first occurs.


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

                  (b) Price Protection. In the event of a reduction in the price of a product as set forth in Elantec's published Distributor Price List between the time that such product is ordered by Representative and the time that such product is shipped to Representative by Elantec, Representative will be billed for such product at the reduced price.

                  (c) Product Packaging. All products shipped by Elantec will be suitably packaged using anti-static materials. Representative is responsible for assuring that all orders shipped to its customers are similarly packaged in anti-static material, and that anti-static handling procedures are maintained. These procedures must be maintained during repackaging, storage, shipment and at all other times.

                  (d)  Returns Policy.

                           (i)  Representative  may return  for  credit  against
future or pending purchase orders a quantity of Elantec products from Representative's inventory the aggregate price of which (as adjusted where appropriate pursuant to Section 7(b)) does not exceed 5% of the net sales (excluding initial stocking quantities) invoiced to Representative by Elantec for products shipped to Representative in the six months immediately preceding such return. No return shall be permitted within six months of a prior return pursuant to this Section 7(d)(i). This return privilege shall apply only if (i) the returned products have not been in Representative's inventory for more than twenty-four (24) months after shipment from Elantec; (ii) the returned products have not been damaged, altered or misused; (iii) the returned products have been and are currently approved for Representative stocking; (iv) concurrently with the return, Representative has ordered a quantity of Elantec products the dollar value of which equals the dollar value of the products returned; (v) all returns have been made within the time periods specified above; (vi) all products returned hereunder have been shipped prepaid and accompanied by Elantec's written authorization; and (vii) products returned to Elantec have been packaged in suitable anti-static material. Any returned material not so packaged or found to have been damaged by static electricity may be deemed invalid, and credit may not be issued.

                           (ii) Elantec will periodically notify  Representative
of discontinued, obsolete or modified products, which may be returned within 30 days of such notification for credit against future or pending purchase orders. Credit will be given on the basis of Representative's actual purchase price, as adjusted where appropriate pursuant to Section 7(b). No returns will be permitted more than 30 days after Elantec's notification.

                  (e) Warranty; Disclaimer of Warranty; Limitation on Remedy for Breach of Warranty. EXCEPT AS SET FORTH IN ELANTEC'S MOST CURRENT STANDARD PRINTED APPLICABLE WARRANTY, ELANTEC MAKES NO WARRANTIES AS TO THE PERFORMANCE OF ANY ELANTEC PRODUCT AND EACH SUCH ELANTEC PRODUCT IS OTHERWISE SOLD "AS IS." ELANTEC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE SOLE REMEDY FOR ANY BREACH OF ELANTEC'S WARRANTY IS LIMITED TO REPLACEMENT OF DEFECTIVE COMPONENTS, AND DOES NOT COVER INJURY TO PERSONS OR PROPERTY OR CONSEQUENTIAL DAMAGES OF ANY KIND.

                  (f) Life Support Systems. LIFE SUPPORT SYSTEMS ARE EQUIPMENT INTENDED TO SUPPORT OR SUSTAIN LIFE AND WHOSE FAILURE TO PERFORM WHEN PROPERLY USED IN ACCORDANCE WITH INSTRUCTIONS PROVIDED CAN BE REASONABLY EXPECTED TO RESULT IN SIGNIFICANT PERSONAL INJURY OR DEATH. REPRESENTATIVE ACKNOWLEDGES THAT ELANTEC PRODUCTS ARE NOT DESIGNED FOR AND SHOULD NOT BE USED WITHIN LIFE SUPPORT SYSTEMS WITHOUT THE PRIOR WRITTEN CONSENT OF ELANTEC. REPRESENTATIVE WILL INFORM USERS CONTEMPLATING APPLICATION OF ELANTEC PRODUCTS IN LIFE SUPPORT SYSTEMS THAT THEY ARE REQUESTED TO CONTACT ELANTEC FACTORY HEADQUARTERS TO ESTABLISH SUITABLE TERMS AND CONDITIONS FOR SUCH APPLICATIONS.




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

                  (g) Sales Records and Reports. Representative will provide Elantec by the 15th of each month with a report containing a list of customers that purchased Elantec products during the previous month. Each report will include customer name and location, transshipment location (if any), product description, quantity, and resale amount (for purposes of verifying the commissions payable by Elantec to its sales representatives). Representative will permit Elantec to have full and free access to its sales records for the purpose of verifying the accuracy of such reports. Representative will provide Elantec each month with an updated list of Elantec products in Representative's inventory as of the first day of each month, with quantity on hand and cost data, and will permit a designated representative of Elantec to inspect and review such inventory from time to time.

         8. Confidentiality. Certain materials and information provided to Representative by Elantec must be considered confidential. These materials and information include, but are not limited to, price lists, specifications, prints, and related items, product plans, marketing plans, as well as confidential information concerning the business or affairs of Elantec. During the term of this Agreement and for five years thereafter, Representative will not use such materials or information in any way contrary to the directions of Elantec and shall not copy, reproduce, lend, or use such materials or information in any manner which would allow them to fall into the possession of persons other than those authorized to have access to them within Representative's organization.

         9.       Indemnification.

                  (a) No Indemnification of Representative. Elantec shall not be liable for any losses, injuries, damages, or claims of any nature whatsoever which Representative may be subject to or incur as a result of any of its activities in connection with this Agreement.

                  (b) Indemnification by Representative. Representative shall indemnify Elantec and hold it harmless from any claims, losses or damages, for personal injury, property damage or any other liability, arising from (i) the negligence or fault of Representative, its employees or agents, (ii) any unauthorized use by Representative, its employees or agents of any trademarks, copyrights or patents relating to Elantec Products, or (iii) any unauthorized warranty made by Representative, its employees or agents relating to Elantec Products.

                  (c) Not Employees. In all matters relating to this Agreement, neither Representative nor its employees or agents are, or shall act as, employees of Elantec within the meaning or application of any federal or state unemployment insurance laws, old age benefit laws, social security laws, workers compensation or industrial accident laws, or under any other laws or regulations which may impute any obligations or liability to Elantec by reason of an employment relationship. Representative shall indemnify Elantec and hold it harmless from and against any liabilities or obligations imposed or attempted to be imposed upon Elantec by virtue of any such law with respect to employees of Representative in performance of this Agreement.

         10.      Proprietary Rights.

                  (a) Trademark Use During Agreement. During the term of this Agreement, Representative is authorized by Elantec to use the trademarks and logos used by Elantec for Elantec Products in the course of Representative's advertisement and promotion of the Elantec Products. Representative's use of such trademarks and logos will be in accordance with Elantec's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies.

                  (b) Use of Type Number Designation; Labels. In connection with the sales promotion or advertising of Elantec Products, Representative shall use the name and type number designated by Elantec for each such Elantec Product. Representative shall not in any way alter Elantec's labels or other identifying marks on its products.

                  (c) Advertising. In no event shall Representative's advertising create the impression that Representative or any entity other than Elantec is the manufacturer of the Elantec Products. All Representative advertising which includes use of Elantec trademarks or trade names shall designate such trademarks with the identification symbol "(R)," where federally registered, and "O" where not federally registered. All such Representative advertising must be submitted to Elantec for approval, and such approval must have been given by Elantec prior to publication. Representative agrees to make all changes in such advertising reasonably requested by Elantec.

                  (d) No Representative Rights in Trademarks or Copyrights. Representative has paid no consideration for the use of Elantec's trademarks, logos, copyrights, trade names or designations, and nothing contained in this Agreement shall give Representative any interest in any of them. Representative acknowledges that Elantec owns and retains all copyrights and other proprietary rights in all Elantec Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely effect the validity or enforceability of any patent, trademark, trade name, copyright or logo belonging or licensed to Elantec.

                  (e) No Continuing Rights. Upon expiration or termination of this Agreement, Representative will forthwith cease all display, advertising and use of all Elantec names, marks, logos and designations and will not thereafter, use, advertise or display any name, mark, logo or designation which is, or any part of which is, confusingly similar to that which is associated with any Elantec Product.

                  (f) Obligation to Protect. Representative agrees to use reasonable efforts to protect Elantec's proprietary rights and to cooperate without charge in Elantec's efforts to protect its proprietary rights. Representative agrees to notify Elantec of any known or suspected breach of Elantec's proprietary rights that comes to Representative's attention.

                  (g) Unauthorized Use of Elantec Products. Representative will not alter or reverse-engineer Elantec Products.

         11.      Duration and Termination of Agreement.

                  (a) Term. The term of this Agreement shall begin on the Effective Date, and shall expire twelve (12) months thereafter unless earlier terminated as provided herein. Nothing contained herein shall be interpreted as requiring either party to renew this Agreement, and neither party expects this Agreement to be renewed.

                  (b) Termination at Will. Notwithstanding the above, Representative or Elantec may terminate this Agreement at will, at any time during the one year term of this Agreement, with or without cause, by written notice given to the other party not less than thirty (30) days prior to the effective date of such termination. Due to the personal nature of this Agreement, Elantec also reserves the right to terminate this Agreement immediately upon any material change in ownership or control of Representative.

                  (c) Automatic Termination. This Agreement terminates automatically, with no further act or action of either party, if a receiver is appointed for Representative or its property, Representative makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against Representative under any bankruptcy, insolvency or debtors relief law, Representative is liquidated or dissolved or the assets of Representative are nationalized.

                  (d) Commission Rights on Expiration or Termination. Upon termination or expiration of this Agreement, Representative shall be entitled to commissions on orders for Elantec Products that satisfy the requirements of
Section 6(a) of this Agreement only if such orders are accepted by Elantec prior to the effective date of termination and only to the extent such orders are acknowledged for shipment within three (3) months after such date. Elantec reserves the right to withhold a reasonable portion of Representative's final commission payment for a period of up to ninety (90) days to allow for customer returns.

                  (e) Effect of Termination or Expiration. Upon termination or expiration of this Agreement: (i) Representative shall cease to use any Elantec trademark, trade name, logo or designation; (ii) Representative shall immediately refund to Elantec any excess commission paid pursuant to Section 6 of this Agreement; and (iii) for a period of two (2) years after the date of termination, Representative shall make available to Elantec for inspection and copying all books and records of Representative that pertain to Representative's performance of and compliance with its obligations and representations under this Agreement. In the event of any termination of this Agreement for which a notice period is required, all shipments from Elantec to Representative on or after the date of giving written notice of termination shall be on a C.O.D. basis. However, if the Representative's account is past due at the time of shipment, Elantec, in its sole discretion, may require cash in advance, may hold up shipment until the account is brought up to date, or may cancel any order to be shipped if the account is not brought up to date on or before the effective date of termination.

                  (f) No Damages for Termination or Expiration. NEITHER ELANTEC NOR REPRESENTATIVE SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 10. REPRESENTATIVE WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. NEITHER ELANTEC NOR REPRESENTATIVE SHALL BE LIABLE TO THE OTHER ON ACCOUNT OF TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR REIMBURSEMENT OR DAMAGES FOR THE LOSS OF GOODWILL, PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE BY EITHER ELANTEC OR REPRESENTATIVE OR FOR ANY OTHER REASON WHATSOEVER BASED UPON OR GROWING OUT OF SUCH TERMINATION OR EXPIRATION. REPRESENTATIVE ACKNOWLEDGES AND AGREES THAT (i) REPRESENTATIVE HAS NO EXPECTATION AND HAS RECEIVED NO ASSURANCES THAT ITS BUSINESS RELATIONSHIP WITH ELANTEC WILL CONTINUE BEYOND THE STATED TERM OF THIS AGREEMENT OR ITS EARLIER TERMINATION IN ACCORDANCE WITH THIS
SECTION 10, THAT ANY INVESTMENT BY REPRESENTATIVE IN THE DISTRIBUTION ON ELANTEC PRODUCTS WILL BE RECOVERED OR RECOUPED, OR THAT REPRESENTATIVE SHALL OBTAIN ANY ANTICIPATED AMOUNT OF PROFITS BY VIRTUE OF THIS AGREEMENT; AND (ii) REPRESENTATIVE SHALL NOT HAVE OR ACQUIRE BY VIRTUE OF THIS AGREEMENT OR OTHERWISE ANY VESTED, PROPRIETARY OR OTHER RIGHT IN THE DISTRIBUTION OF ELANTEC PRODUCTS OR IN ANY GOODWILL CREATED BY ITS EFFORTS HEREUNDER.

                  (g) Survival. Elantec's rights and Representative's obligating under Sections 4(b), 6(g), 8, 9 and 10 shall survive expiration or termination of this Agreement.

         12. Limitation of Liability. IN NO EVENT SHALL ELANTEC BE LIABLE, EITHER IN CONTRACT OR IN TORT, FOR DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF FAILURE OF ANY ELANTEC PRODUCT TO FUNCTION PROPERLY, OR OTHERWISE HEREUNDER, EVEN IF ELANTEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         13.      General.

                  (a) Assignment. This Agreement shall not be assignable by either party, and Representative may not delegate its duties hereunder without the prior written consent of Elantec; provided, however, that Elantec may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with Elantec. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

                  (b) Notices. All notices hereunder shall be in writing and shall be served by personal service, by facsimile, or by certified or registered mail, return receipt requested, at the address of the receiving party set forth on the signature page hereof, or at such other address as may be designated by such party by written notice to the other party. Notice by personal service shall be deemed given when delivered. Notice by facsimile shall be deemed given when sent. Notice by mail shall be deemed given five days after mailing.

                  (c) Section Headings and Language Interpretation. The section headings contained herein are for reference only and shall not be considered substantive parts of this Agreement. The use of the singular or plural form shall include the other form, and the use of masculine, feminine or neuter genders shall include the other genders.

                  (d) Governing Law and Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. (except that body of laws controlling conflicts of law). The English-language version of this Agreement controls when interpreting this Agreement. Representative agrees that any litigation regarding the interpretation, breach or enforcement of this Agreement shall be filed in and heard by the state or federal courts with jurisdiction to hear such disputes in Santa Clara County, California, and Representative hereby submits to the personal jurisdiction of such courts.

                  (e) Choice of Language. The original of this Agreement has been written in English. Representative waives any right it may have under the law of the Territory to have this Agreement written in the language of the Territory.

                  (f) Force Majeure. Neither Elantec nor Representative shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond Elantec's or Representative's control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.

                  (g) Equitable Relief. Representative acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of Elantec will cause Elantec irreparable injury for which there are inadequate remedies at law, and therefore Elantec will be entitled to obtain equitable relief in addition to all of the remedies provided by this Agreement or available at law.

                  (h) Entire Agreement and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. By acceptance of this Agreement, Representative waives and releases any and all claims against Elantec arising under prior agreements, whether oral or in writing. Representative acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto. The waiver by Elantec of any default by Representative shall not waive subsequent defaults by Representative of the same or a different kind.

                           (i)   Agreement,   the   prevailing   party  in  such
litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

                           (ii) Severability. In the event any of the provisions
of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the other portions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ELANTEC SEMICONDUCTOR, INC.                     REPRESENTATIVE

By: /s/ Ralph Granchelli                        By: /s/ Sadao Honda
    --------------------                            ---------------

Signature                                       Signature

Ralph Granchelli                                Sadao Honda
----------------                                -----------

Printed Name                                    Printed Name

Vice President of Marketing                     Director of Marketing
---------------------------                     ---------------------

Printed Title                                   Printed Title

Address:                                        Address:

1996 Tarob Court                                2-7-5 Izumi

Milpitas  CA  95035                             Suginami-Ku

USA                                             Tokyo Japan

                                    EXHIBIT A



                                ELANTEC PRODUCTS
                                ----------------





                          All current Elantec products.

                                    EXHIBIT B



                                    TERRITORY
                                    ---------




                                      Japan

                                    EXHIBIT C



                                ELANTEC ACCOUNTS
                                ----------------






                     Accounts continuously assigned by RSM.

                                    EXHIBIT D





                                COMMISSION RATES
                                ----------------






                  SALES BY REPRESENTATIVE OF ELANTEC PRODUCTS:









                  ENGINEERING SERVICES OR SALES OF NON-ELANTEC

                    PRODUCTS (AS DEFINED HEREIN) BY ELANTEC:







                                       10%

                                    EXHIBIT E



                                   COMPETITION
                                   -----------






                                 Analog Devices

                                   Burr Brown

                                     Gennum

                                   Harris Semi

                                Linear Technology

                                      Maxim

                                     Micrel

                                   Microlinear

                        National Semiconductor/Comlinear

                                    Raytheon

                                     Semtech

                                     Telcom

                                    Unitrode